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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We have issued our report dated April 15, 1996 (except for Note G, as to which the date is April 29, 1996), accompanying the consolidated financial statements and schedule included in the Annual Report of Nautica Enterprises Inc. (formerly State-O-Maine, Inc.) on Form 10-K for the year ended February 29, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nautica Enterprises Inc. (formerly State-O-Maine, Inc.) on Form S-8 (Registration Nos. 33-1488; 33-45823 and 33-36040).



GRANT THORNTON LLP

New York, New York
May 22, 1996